Exhibit 99.2

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino (516) 683-4286 Media Contact: Nicole Yelland (248) 312-5872

NEW YORK COMMUNITY BANCORP, INC. APPOINTS ALESSANDRO DINELLO AS

PRESIDENT AND CEO AND MARSHALL LUX AS PRESIDING DIRECTOR OF THE BOARD

HICKSVILLE, N.Y., February 29, 2024 – New York Community Bancorp, Inc. (NYSE: NYCB) (“NYCB” or the “Company”) today announced the appointment of Alessandro (Sandro) DiNello, Executive Chairman of the Board, as President and Chief Executive Officer, effective immediately. Mr. DiNello succeeds Thomas R. Cangemi, who has stepped down as President and Chief Executive Officer after 27 years with the Company. Mr. Cangemi remains on the Board.

In addition, Marshall Lux, a financial services industry leader who has served as an independent director since 2022, has been named Presiding Director of the Board, effective immediately, following Hanif “Wally” Dahya stepping down as the Board’s Presiding Director and as a director. Mr. Lux has also been named Chair of the Board’s Nominating and Corporate Governance Committee.

Mr. DiNello was appointed Executive Chairman of NYCB’s Board of Directors on February 6, 2024. Prior to this, Mr. DiNello served as non-executive Chairman of the Board after joining the Company following completion of the Flagstar Bank acquisition in December 2022. Before the acquisition, Mr. DiNello served as President and CEO of Flagstar, and under his leadership, the company consistently delivered solid results, underpinned by careful, thoughtful growth and industry-leading risk management. He began his career at Flagstar in 1979 and brings his more than four decades of industry, operational and leadership expertise to his new role at the helm of NYCB.

“It is my mandate as President and CEO, alongside our Board, to continue our transformation into a larger, more diversified commercial bank,” said Mr. DiNello. “While we’ve faced recent challenges, we are confident in the direction of our bank and our ability to deliver for our customers, employees and shareholders in the long-term. The changes we’re making to our Board and leadership team are reflective of a new chapter that is underway.”

About Marshall Lux

Marshall Lux joined NYCB’s Board in February 2022. Mr. Lux was most recently a Senior Partner at Boston Consulting Group, where he advised financial services companies. Prior to that, from 2007 to 2009 he was Global Chief Risk Officer for Chase Consumer Bank at JP Morgan. He is a prominent and highly-regarded financial services industry professional whose career spans nearly four decades and crosses a broad variety of financial industry subsectors, including consumer finance, commercial banks, insurance companies, broker/dealers, wealth and asset management firms, card companies, private equity, and FinTechs.

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At December 31, 2023, the Company had $116.3 billion of assets, $85.8 billion of loans, deposits of $81.4 billion, and total stockholders’ equity of $10.8 billion.

Flagstar Bank, N.A. operates 420 branches, including strong footholds in the Northeast and Midwest and exposure to high growth markets in the Southeast and West Coast. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators. In addition, the Bank has 134 private banking teams located in over ten cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending. The Company is the second largest multi-family portfolio lender in the country and the leading multi-family portfolio lender in the New York City market area, where it specializes in rent-regulated, non-luxury apartment buildings. Flagstar Mortgage is the seventh largest bank originator of residential mortgages for the 12-months ending December 31, 2023, while we are the industry’s fifth largest sub-servicer of mortgage loans nationwide, servicing 1.4 million accounts with $382 billion in unpaid principal balances. Additionally, the Company is the second largest mortgage warehouse lender nationally based on total commitments.

Forward Looking Statements

This press release may include forward-looking statements by the Company pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, the Signature Transaction, and our transition to a $100 billion plus bank.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends at currently expected rates; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and the Signature Transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.